Exhibit 99

THE ROUSE COMPANY

Overview of Community Development

April 8, 2003

This presentation includes forward-looking statements, which reflect the Company’s current view with respect to future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results.  Specifically, the reported values of our community development assets are based on projected events, including price growth, sales price and expected costs.  The words “believe”, “expect”, “anticipate”,” hypothetical” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company’s Form 10-K for the year ended December 31, 2002.

Community Development at Rouse

Turning raw dirt into valuable land

Community Development at Rouse

Over the last 40 years, The Rouse Company has accumulated the expertise, relationships and capital to build exceptional long-term value through its community development business.  The table below summarizes the nine critical steps in the life cycle of a community and how Rouse maximizes value and mitigates risk at each step.  Throughout the process, Rouse emphasizes community and quality of life to produce more than a typical subdivision.

Purchase or otherwise control land	•	Use expertise and market research talents to identify best opportunities:
a.) Near major metropolitan areas b.) Rational public approval process c.) Significant builder interest
	•	Access to capital resources
	•	Control land with limited capital investment and carry
	•	Structure deals so that original owners share risk and participate in future value creation
	•	Bring in JV partners if appropriate

Create and gain approval for master plan	•	Utilize experience from two of the most successful master plans in history
	•	Apply extensive consumer knowledge
	•	Bring long term perspective—goal is not to “flip” land for short term gain
	•	Maintain flexibility to react to market conditions
	•	Understand government/political impact and process
	•	Emphasize open space and amenities

Achieve necessary entitlements	•	Negotiate equitable project obligations and timing
	•	Maximize development rights

Obtain subdivision approvals	•	Employ established credibility and reputation to gain respect of approval bodies
	•	Work efficiently with local government agencies

Build infrastructure	•	Share risk with government through public financing
	•	Stage investment and gauge end user demand
	•	Minimize disruption to existing residents
	•	Utilize solid relationships and negotiating leverage with suppliers and contractors
	•	Follow integrated plan
	•	Initiate marketing to promote sales

Manage land sales and development program	•	Control supply
	•	Sell land when appropriate to transfer capital risk
	•	Build and maintain solid relationships and negotiating leverage with home builders and commercial developers
	•	Set prices to capture value created
	•	Avoid overstocking prepared land inventory
	•	Avoid burning through land sales before prices appreciate
	•	Sell diverse products including high-margin finished lots

Develop amenities	•	Follow integrated plan
	•	Emphasize and influence building of good schools and public services
	•	Develop variety of land uses to provide high quality of life: homes, jobs, health care, shopping, entertainment, recreation, education, religious, cultural, etc.
	•	Employ expertise in retail and office development

Achieve critical mass and milestones	•	Work with community and government to open highways, schools, etc., early in process and continuously
	•	Use marketing expertise to enhance community’s reputation and build momentum

Use credibility to participate in broader political process	•	Lobby on behalf of residents and master developer to bring about key events and additional benefits
	•	Implement adaptive reuse and increased density programs

Success in Summerlin

A Historical Case Study

(1) Rouse’s share after partcipation distributions

Historical Community Development Results (1)

($ Millions except acres and price/acre)						Acres Remaining:
	1998	1999	2000	2001	2002	Saleable	Total
Summerlin						6,686	11,623
Acres sold	382	487	264	544	366
Average price /acre ($000s)	155	182	330	230	264
Revenue (2)	99.6	111.3	114.4	148.7	129.7
NOI (3)	17.1	20.8	18.9	39.9	35.7
Pre-tax value at yearend (3)	131.0	185.0	301.0	378.0	637.0

Columbia						1,074	2,402
Acres sold	128	159	185	119	80
Average price /acre ($000s)	349	341	375	476	593
Revenue (2)	43.5	55.0	69.8	58.1	48.6
NOI	19.1	27.6	40.3	30.9	29.1
Pre-tax value at yearend	151.0	161.0	224.0	222.0	242.0

Fairwood						520	850
Acres sold					53
Average price /acre ($000s)					294
Revenue (2)					15.6
NOI (3)					3.6
Pre-tax value at yearend (3)					36.0

Las Vegas Based NOI (3)	30.7	23.6	20.5	40.0	44.5

Columbia Based NOI (3)	17.3	27.4	46.3	35.0	40.7

Total NOI	48.0	51.0	66.8	75.0	85.2

(1)  Revenue and NOI are as we use them for segment reporting purposes.

(2)  Revenue does not equal acres sold multiplied by average price / acre due to timing of revenue recognition.

(3)  Rouse’s share after participation distributions.

Land Valuation Model Overview

•        Each year, the Company uses DCF models to value the remaining land in its primary master-planned communities, which currently  include the following:

Summerlin, NV
located just west of Las Vegas with 6,686 remaining saleable acres and 22,500 total acres at completion

Columbia, MD
located in the Baltimore-Washington corridor with 1,074 remaining saleable acres and 18,000 total acres at completion

Fairwood, MD
initiated in 2002 and located southwest of Columbia, with 520 remaining saleable acres and 1,050 total acres at completion.

•   Each DCF model forecasts cash flows out through the sale of the last remaining saleable acre, then discounts them back to present value.  The models include detailed assumptions about pricing, appreciation, capital costs, inflation, organizational and marketing expenses, and margins.

•   Each model represents a “rational” case, not a “best” case or a “worst” case.

•   The Company also owns other large parcels of land in Maryland, Las Vegas and California that are expected to be sold for commercial purposes and are valued based on recent negotiations and comparable sales.

•   The Company’s valuations are sent to Landauer Realty Group, Inc., which reviews these valuations and provides a concurrence letter.  Landauer’s independent value estimates have typically been within 5% of the Company’s value estimates.

•   The following pages present a summary of the Company’s most recent land valuation, including assumption guidelines for DCF models.

Land Valuation Summary

As of December 31, 2002

($ Millions, at Yearend)

	2002	2001
Summerlin (1)	637	378

Columbia	242	222

Other Las Vegas and California	52	98

Fairwood (1)	36	16

Other Maryland	12	12

Pretax Total Value	979	726

Illustrative deduction for taxes (35%)	(343)	(254)

After-Tax Total Value	636	472

(1)  Rouse’s share after participation distributions

Key drivers of change:

Increase in prices and near term appreciation; slightly lower discount rates

Increase in prices and near term appreciation

Sold land in Las Vegas

Assumption Guidelines for Land Valuation Models

As of December 31, 2002

		Summerlin	Columbia	Fairwood
1)	Saleable acres remaining	6,686	1,074	520

2)	Range of acres sold per year	400 — 500	80 — 120	50 — 75

3)	Year of final sale	2023	2012	2010

4)	Current range of sales price/acre ($000s)	250 — 300	425 — 600	250 — 300

5)	Actual price/acre in 2002 ($000s)	264	593	294

6)	Price appreciation	0% in ‘03	0% in ‘03	0% in ‘03
		10% in ‘04+’05	12% in ‘04+’05	8% in ‘04+’05
		8% in ‘06+’07	8% in ‘06+’07	6% thereafter
		6% thereafter	6% thereafter

7)	Net proceeds	Over time, net proceeds from sales before participation distributions approach 100% of gross sales.

8)	Range of discount rates	12 — 14%	12 — 14%	12 — 14%

9)	Participation distributions	~50%	0%	~50%

10)

Average price/acre in Summerlin does not reflect the impact of casino and resort land sales.  In the next 5 - 10 years, such sales are expected to generate significant net proceeds.  In addition, price/acre assumptions do not include the Company’s participation in home sale prices